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                                 EXHIBIT 99.11

                         FORM OF ENROLLMENT/CHANGE FORM
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                              LEGACY SOFTWARE, INC.
                      EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM
             Action                               Complete Sections:
             ------                               ------------------
SECTION 1:

             / / New Enrollment                   2, 3, 7 and sign attached
ACTIONS                                           Stock Purchase Agreement
             / / Payroll Deduction Change         2, 4, 7
             / / Terminate Payroll Deductions     2, 5, 7
             / / Leave of Absence                 2, 6, 7
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SECTION 2:   Name ______________________________________________________________
PERSONNEL             Last             First         MI                Dept.
DATA
             Home Address:______________________________________________________
                                             Street
             ___________________________________________________________________
                    City                  State                Zip Code

             Social Security #: / /  / /  / / - / /  / / - / /  / /  / /  / /
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SECTION 3:   Effective with the Purchase
NEW          Interval Beginning:               Payroll Deduction Amount: ____ %
ENROLLMENT   / / _________, 199__               of base salary*
             / / _________, 199__
                                               * Must be a multiple of 1% up to
                                                 a maximum of 15% of base salary
             / / Initial Offering Period -- ______, 1996
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SECTION 4:   Effective with the                         I authorize the
PAYROLL      Pay Period Beginning: ___________________  following new level of
DEDUCTION                          Month, Day and Year  payroll deduction: ____%
CHANGE                                                  of base salary*

                                                        * Must be a multiple of
                                                          1% up to a maximum of
                                                          15% of base salary

             NOTE: You may reduce your rate of payroll deductions once per purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
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SECTION 5:  Effective with the                        Your election to terminate
TERMINATE   Pay Period Beginning: ___________________ your payroll deductions
PAYROLL                           Month, Day and Year for the balance of the
DEDUCTIONS                                            offering period cannot be
                                                      changed, and you may not
                                                      rejoin the offering period
                                                      at a later date. You will
                                                      not be able to resume
                                                      participation in the ESPP
                                                      prior to the start of a
                                                      new offering period.

            Your ESPP payroll deductions collected to date for the purchase interval in which you file this termination notice will automatically be refunded to you.

            NOTE:  If your employment terminates for any reason or your eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6:  In connection with an approved leave of absence, I elect the
LEAVE OF    following action regarding my ESPP payroll deductions to date in the
ABSENCE     current purchase interval:

            / / Purchase shares of Legacy Software, Inc. on the next scheduled purchase date

                         OR

            / / Refund ESPP payroll deductions collected
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SECTION 7:
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.

_______________________                            _____________________________
         Date                                        Signature of Employee